Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 19th day of April, 2021.

B E T W E E N:˙

HIVE ATLANTIC DATACENTRES LTD., a corporation existing under the laws of New Brunswick, having its registered office at 44 Chipman Hill, Suite 1000, Saint John, NB, E2E 2A9

(hereinafter referred to as the "Corporation")

- and -

GABRIEL IBGHY, domiciled and residing at 4221 Av. de l'Esplanade, suite 202, Montréal, H2W 1T1  in the Province of Québec

(hereinafter referred to as the "Employee").

WHEREAS the Corporation wishes to hire the Employee to work remotely hereinafter described and the Employee wishes to provide such services to the Corporation in New Brunswick on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, the respective covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Affiliate" means, with respect to any Person, a second Person which is directly or indirectly controlled by, controls or is controlled by the same Person as such first Person.  For purposes of the foregoing, "control" of any Person means the power to direct or cause the direction of the management and policies of such Person, whether by the ownership of voting securities or other beneficial interest, by contract or otherwise;

"Cause" includes, but is not limited to, the occurrence of any of the following:

(i) a material breach by the Employee of this Agreement or the repeated and demonstrated failure on the part of the Employee to perform the material duties of the Employee's position or the failure of the Employee to comply with reasonable instructions given by the corporation that are not inconsistent with the employee's management position and, for greater certainty, the breach by the Employee of section 6.2 shall be considered a material breach of this Agreement;

(ii) any act or omission by the Employee which constitutes fraud, dishonesty, breach of trust or theft, whether or not involving the funds, property, business or affairs of the Corporation;

(iii) a material violation by the Employee of any applicable laws or policies of the Corporation regarding sexual harassment, human rights or similar matters;

(iv) the Employee's conviction in a court of law or entering of a plea of guilty or no contest to any offence under the Criminal Code (Canada) which is not punishable by summary conviction; or

(v) any act or omission by the Employee which constitutes conduct that damages, or which could damage, the business or reputation of the Corporation;

"Person" includes, without limitation, an individual, corporation, limited liability company, partnership, joint venture, association, trust, firm, unincorporated organization or other legal or business entity;

"Related Party" means, with respect to any Person, any other Person or Persons deemed to be related to such Person for purposes of the Income Tax Act (Canada), as amended; and

"Termination Date" means the effective date of any termination of the Employee's employment hereunder.

1.2 Number

In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing any gender shall include all genders.

1.3 Sections and Headings

The division of this Agreement into Sections and the insertion of headings are for reference purposes only and shall not affect the construction or interpretation of this Agreement.  The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof.  Unless otherwise specified, references herein to Sections are to the specified Sections of this Agreement.

1.4 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party.

1.5 Dollars

Unless otherwise indicated, any reference to dollar amounts in this Agreement is expressed in Canadian dollars.

ARTICLE 2
EMPLOYMENT

2.1 Employment

The Corporation hereby agrees to employ the Employee and the Employee hereby accepts such employment, all in accordance with and subject to the terms of this Agreement.

2.2 Term

The Employee's remote employment on the terms and conditions set out in this agreement shall commence on the date of this Agreement and shall continue subject to the termination provisions contained in Article 5.

ARTICLE 3
DUTIES AND RESPONSIBILITIES

3.1 Position and Duties

The Employee shall serve as DIRECTOR OF LEGAL AFFAIRS and SECRETARY. The Employee hereby agrees to perform such duties and exercise such powers as are normally associated with and incidental and ancillary to his position, and shall perform such additional duties and exercise such additional powers as are consistent with such position as may from time to time be determined by the Corporation or its designated representative. In carrying out his duties the Employee shall:

(a) devote his full time and attention and his best efforts to the business and affairs of the Corporation and its Affiliates;

(b) exercise the degree of care, diligence and skill that a reasonably prudent person performing similar services would exercise in comparable circumstances; and

(c) use his best efforts and all his skill and ability to promote the interests and goodwill of the Corporation.

3.2 Full-Time Basis

Although the Employee is working remotely, outside the jurisdiction, the employment hereunder shall be full-time and exclusive. For as long as he remains employed hereunder, the Employee shall not act as a director, officer or employee of, or an advisor or consultant, to any other corporation or organization without the prior approval in writing of the Corporation and the Employee hereby represents and warrants that he is not currently acting in any such capacity nor is he bound by any commitment, agreement or understanding to do so.

3.3 Reporting

The Employee shall report directly to the Corporation or its designated representative at such times and in such detail as the Corporation or its designated representative shall reasonably require.  The Employee shall report fully on the conduct of his duties and responsibilities in respect of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.

3.4 Hours of Work

Your hours of work may vary and will be those necessary to fulfill the duties and responsibilities of your position as Director of Legal Affairs and Secretary of the Company.  You acknowledge and agree that your salary is your compensation for all hours worked and that as you are employed in a management capacity you are not entitled to statutory holiday pay or overtime pay.

ARTICLE 4
COMPENSATION

4.1 Annual Base Salary

The Employee shall be entitled to a an annual base salary (the "Base Salary") of CAD $150,000 per annum, subject to any increase that the Corporation, in its sole discretion, may determine from time to time following its annual review of the Employee's base salary.  The Base Salary shall be payable in instalments in accordance with the usual compensation practices of the Corporation from time to time.

4.2 Expenses

For so long as the Employee remains employed hereunder, the Employee shall be reimbursed for all reasonable business expenses properly incurred in the performance of his services hereunder in accordance with corporate policies established by the Corporation from time to time.  The Employee shall furnish the Corporation with invoices, statements or other appropriate supporting documents for all expenses in respect of which the Employee claims reimbursement in accordance with the Corporation's usual practices from time to time.

4.3 Vacation

The Employee shall be entitled to be paid for four (4) weeks of vacation during each calendar year, prorated based on date of hire in first year of employment.  Such vacation is to be taken by you in each calendar year at mutually convenient times and should not be accrued or carried over into the next or subsequent years without the consent of the Corporation.

4.4 Deductions and Withholdings

The Corporation shall be entitled to make such deductions and withholdings from the Employee's remuneration, including any payment made under Article 5 hereof, as may be required by law.

ARTICLE 5
TERMINATION

5.1 Cause

The Corporation may immediately terminate the employment of the Employee at any time for Cause by giving written notice of termination to the Employee.  In such event, the Termination Date shall be the date specified in such written notice or, if no date is specified, then the date on which the written notice is delivered.  Upon termination for cause, the Employee (or his estate, as the case may be) shall not be entitled to any severance, payment in lieu of notice of termination or similar payment in respect of such termination other than any accrued and unpaid Base Salary and vacation pay and any unpaid reimbursements up to the Termination Date.

5.2 Resignation

The Employee may terminate his employment by giving written notice to the Corporation at 30 days prior to the effective date of termination. The Employer has the election of asking the Employee to leave prior to the effective resignation date provided by the Employee, and in such circumstances, the Employer shall only pay to the Employee an amount equal to the minimum notice required on termination under the New Brunswick Employment Standards Act.

5.3 Termination Without Cause

The Employer may terminate the Employee's employment at any time without cause upon providing the Employee with working notice of termination equal to the minimum notice required by the New Brunswick Employment Standards Act (the "Notice Period") or at the sole discretion of the Employer, payment in lieu of such notice.  This amount is inclusive of and not in addition to any and all statutory notice and severance to which the Employee may be entitled.

(a) In the event that the Employer elects to provide working notice, then all rights, obligations, and duties of the parties pursuant to this Agreement shall continue in full force and effect to the end of the Notice Period, including continued coverage under all benefit plans, subject to the terms and conditions of such benefit plans.

(b) If the Employer elects to provide all or part of the Notice Period by way of a payment or payments in lieu of notice instead of working notice:

i. The payments in lieu of notice shall be based solely on the Employee's Base Salary;

ii. Any entitlement to vacation pay will accrue only over the minimum statutory notice period;

iii. Benefits coverage will continue until the earlier of the end of the Notice Period or such time as the Employee finds other employment;

(c) In no event shall the Employee be paid less than his entitlement under the New Brunswick Employment Standards Act.

5.4 Full Satisfaction; Resignations and Releases

Other than as provided in the foregoing provisions of this Article 5, the Employee (and his estate, if applicable) shall have no claim whatsoever against the Corporation or any other Person for damages, remuneration or otherwise arising out of or relating to any termination of his employment hereunder.  The Employee specifically agrees to execute a formal release document to that effect and shall deliver appropriate resignations from all directorships, offices and positions with the Corporation or any Affiliate of the Corporation if and when requested by the corporation following any termination of his employment.

ARTICLE 6
EMPLOYEE'S COVENANTS

6.1 Acknowledgement

The Employee acknowledges and agrees that:

(a) in the course of performing his duties and responsibilities hereunder, he will have access to and will be entrusted with detailed confidential or proprietary information and trade secrets concerning the Corporation and its Affiliates and their business and affairs, the disclosure of any of which to competitors of the Corporation, its Affiliates or to the general public, or the use of same by the Employee or any competitor of the Corporation and its Affiliates, would be highly detrimental to the interests of the Corporation and its Affiliates;

(b) in the course of performing his duties and responsibilities hereunder, the Employee will be a representative of the Corporation and its Affiliates to third parties and as such will have significant responsibility for maintaining and enhancing the goodwill of the Corporation and its Affiliates with such parties and, except by virtue of his employment with the Corporation, would not have developed a close and direct relationship with the customers, clients, vendors and suppliers of the Corporation and its Affiliates;

(c) the Employee, owes fiduciary duties to the Corporation, including to act in the best interests of the Corporation; and

(d) the right to maintain the confidentiality of such confidential and proprietary information, the right to preserve the goodwill of the Corporation and the right to the benefit of any such relationships with third parties constitute proprietary rights of the Corporation which the Corporation and its Affiliates is entitled to protect.

In acknowledgement of the matters described above and in consideration of the payments and other benefits to be received by the Employee pursuant to this Agreement, the Employee hereby agrees to comply with the covenants and restrictions set out in this Article 6.

6.2 Restriction on Competition

For so long as the Employee remains employed by the Corporation, and for a period of 12 months following the Termination Date, the Employee shall not, in the territory consisting of the province of New Brunswick, Canada, either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, shareholder, creditor, adviser, consultant, director, officer, employee, or in any other capacity whatsoever, carry on or be engaged in to be employed by or associated with, any business or activities that are in direct competition with the Corporation in New Brunswick, Canada; provided that nothing contained herein shall prevent the Employee from owning nor more than five per cent (5%) of any publicly traded class of shares of any company, and all defences to the strict enforcement thereof by the Corporation are hereby irrevocably waived by the Employee.

6.3 Confidential Information

For so long as the Employee remains employed by the Corporation and at all times following the Termination Date, the Employee shall maintain the confidentiality of all confidential and proprietary information concerning the Corporation or its Affiliates or associates (as that term is defined in the Business Corporations Act (Canada)) until the date, if any, on which (i) the relevant information becomes available to the public or (ii) the Employee is required to disclose such information by any law (including rule or regulation) or any court or governmental or regulatory authority of competent jurisdiction (in which case the Employee shall be entitled to disclose or make use of such information only to the extent he is so required and shall notify the Corporation in writing of the requirement to disclose such information).

6.4 Inventions

If at any time or times during the term of his employment with the Corporation, the Employee shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to the business of the Corporation, to the business of any Affiliate thereof, or to any of the products or services being developed, manufactured or sold by the Corporation, or that results from tasks assigned to the Employee by the Corporation or results from the use of premises owned, leased or contracted for by the Corporation or its Affiliates or assigns, then the Employee promptly shall disclose to the Corporation (or any persons designated by it) each such Invention and hereby assigns any rights the Employee may have or acquire in the Inventions and benefits and/or rights resulting there from to the Corporation and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Corporation.  The Employee shall execute such applications, certificates and other documentation, without cost or delay, as the Corporation from time to time may request to enable the Corporation to acquire, perfect or assign any of the rights or interests contemplated hereby, or to better carry out the purposes and intent of this paragraph.

6.5 Restriction on Solicitation

For so long as the Employee remains employed by the Corporation and for a period of 24 months following the Termination Date, the Employee shall not, without the prior written consent of the Corporation, which consent may be withheld or granted,  either individually or in partnership or jointly or in conjunction with any Person, (i) solicit, or make an offer of employment to any person employed by or otherwise providing services to the Corporation on a full-time or part-time basis or seek in any way to persuade or entice any employee engaged in the business of the Corporation to leave that employment or to be a party to or abet any such action or (ii) solicit any customers, clients, vendors or suppliers (or had been approached or specifically targeted to become a customer, vendor or supplier) of the Corporation for the purpose of diverting or transferring  any business from the Corporation or its Affiliates to any other Person or encourage any such customer, client, vendor or supplier to cease doing business with the Corporation or alter in any manner the method of doing business with the Corporation.

6.6 Return of Materials

All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and other data (including financial and other information) pertaining to the Corporation or any of its Affiliates which may come into the possession or control of the Employee shall at all times remain the property of the Corporation.  Upon termination of the Employee's employment hereunder for any reason, the Employee agrees to immediately deliver to the Corporation all such property of the Corporation or any of its Affiliates in the possession of the Employee or directly or indirectly under the control of the Employee.  The Employee agrees not to make, for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation or any of its Affiliates. Furthermore, any laptops, cellular phones or other equipment provided to the Employee should be returned to the Corporation in the same condition as when it was received by the Employee, reasonable wear and tear excepted.

ARTICLE 7
GENERAL

7.1 Entire Agreement; Modification

This Agreement supersedes any and all prior employment and similar agreements and communications, whether written or oral, between the Employee and the Corporation (or any predecessor to any such person).  The Employee hereby waives and releases all rights and claims under or in respect of any such prior agreement, understanding or communication.  No termination of this Agreement or any amendment, addition or deletion of or to any of its provisions shall be valid unless expressly made in writing and signed by the Employee and a duly authorized representative of the Corporation.

7.2 Notices

Any notice or other communication to be given in connection with this Agreement shall be in writing and may be given by personal delivery or fax addressed to the recipient as follows:

(a) if to the Employee:

At the above indicated address of the Employee

(b) if to the Corporation:

At the above indicated address of the Corporation or to fax no. +1 506 652-1989 and in either case made to the attention of Alanna D. Waberski or such other address as may be designated by notice by either party to the other.  Any notice or other communication given by personal delivery or facsimile shall be conclusively deemed to have been given on the day of actual delivery or transmission thereof.

7.3 Amendment and Waiver

No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party to be bound thereby.  A waiver of any provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach or failure of the same provision, or a waiver of any other provision.

7.4 Benefit of Agreement

This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and assigns of the Corporation.  This Agreement is personal to the Employee and may not be assigned by him.

7.5 Governing Law

It is a condition of employment that, while the Employee will be permitted to work remotely and remain out of province, this Agreement shall be interpreted in accordance with and governed by the laws of the Province of New Brunswick and the federal laws of Canada applicable therein and each party unconditionally and irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of New Brunswick and all courts entitled to hear appeals therefrom.

7.6 Reasonableness of Restrictions

The Employee hereby confirms and agrees that the covenants and restrictions pertaining to the Employee contained in this Agreement, including, without limitation, those contained in Article 6, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Employee of his obligations under any such covenant or restriction.  Accordingly, the Employee hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled, in addition to any other right or remedy which it may have at law, in equity or otherwise, to (i) temporary and permanent injunctive relief enjoining and restraining the Employee from any such breach and (ii) withhold and apply, as liquidated damages, any unpaid portion of the Employee's severance entitlements hereunder or any other amounts payable from time to time to or for the benefit of the Employee by the Corporation or any of its Affiliates regardless of the character of any such payment.

7.7 Language

The parties acknowledge and confirm that they have requested that the present, as well as all notices and communications contemplated herein, be drafted in the English language. Les parties aux présentes reconnaissent et confirment qu'elles ont exigé que cet acte, ainsi que tout avis et communication y afférent, soient rédigés dans la langue anglaise.

Signatures to follow

7.8 Acknowledgement

The Employee acknowledges that:

(a) the Employee has had sufficient time to review and consider this Agreement thoroughly;

(b) the Employee has read and understands the terms of this Agreement and the Employee's obligations hereunder;

(c) the Employee has obtained, or has had the opportunity to obtain, independent legal advice concerning the interpretation and effect of this Agreement; and

(d) this Agreement is entered into voluntarily and without any undue influence.

(e) the Employee has requested that this Agreement be drafted in English.  L'employé a exigé que cette entente soit rédigée en anglais.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

HIVE ATLANTIC DATACENTRES LTD.

By:

Frank E. Holmes

Witness	Gabriel Ibghy

7.8 Acknowledgement

The Employee acknowledges that:

(a) the Employee has had sufficient time to review and consider this Agreement thoroughly;

(b) the Employee has read and understands the terms of this Agreement and the Employee's obligations hereunder;

(c) the Employee has obtained, or has had the opportunity to obtain, independent legal advice concerning the interpretation and effect of this Agreement; and

(d) this Agreement is entered into voluntarily and without any undue influence.

(e) the Employee has requested that this Agreement be drafted in English.  L'employé a exigé que cette entente soit rédigée en anglais.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

HIVE ATLANTIC DATACENTRES LTD.

By: _________________________________________
Frank E. Holmes

Witness	Gabriel Ibghy